UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 19, 2022 (May 16, 2022)

SOTERA HEALTH COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39729	47-3531161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9100 South Hills Blvd, Suite 300

Broadview Heights, Ohio 44147

(Address of Principal Executive Offices) (Zip Code)

(440) 262-1410

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on which registered
Common stock, $0.01 par value per share	SHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2022, Scott J. Leffler, who is currently Chief Financial Officer and Treasurer, informed Sotera Health Company (the “Company”) of his decision to resign from his position at the Company to pursue other opportunities and to relocate to Florida for personal reasons. Mr. Leffler will depart from the Company on or about August 12, 2022, and he will remain in his position to assist with the transition of his responsibilities until such date. Mr. Leffler’s decision to resign from the Company was not the result of any disagreement relating to the Company’s strategy, operations, policies or practices or any issues regarding the Company’s accounting policies, procedures, estimates or judgments.

Item 7.01 Regulation FD Disclosure

On May 19, 2022, the Company issued a press release in connection with the foregoing, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated May 19, 2022.

104	Cover Page Interactive Data file (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sotera Health Company

Date: May 19, 2022	By:	/s/ Terrence G. Hammons, Jr.
Terrence G. Hammons, Jr.
Senior Vice President, General Counsel and Secretary